UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2022, Tingo, Inc. (“Tingo” or the “Company”) completed the transactions contemplated in that certain Second Amended and Restated Agreement and Plan of Merger ("Second Amended Merger Agreement” or simply, the “Merger Agreement”), dated October 6, 2022, with MICT, Inc. ("MICT”), a Delaware corporation whose common shares are traded on the Nasdaq Capital Market under the symbol ‘MICT’, and representatives of the shareholders of both Tingo and MICT. A copy of the Second Amended Merger Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on October 14, 2022, which Current Report is hereby incorporated by reference.

The Second Amended Merger Agreement is the result of the efforts of Tingo and MICT to restructure the transaction as a multi-phase forward triangular merger, instead of a reverse triangular merger as had been previously agreed. Under the terms of the Second Amended Merger Agreement, Tingo contributed all of the ownership of its operating subsidiary, Tingo Mobile PLC ("Tingo Mobile”), to a holding company incorporated in the British Virgin Islands ("Tingo BVI Sub”). MICT also created a subsidiary incorporated in the British Virgin Islands (“MICT BVI Sub”). On November 30, 2022, a Certificate of Merger was filed with the Registrar of Corporate Affairs for the British Virgin Islands to complete the merger of Tingo BVI Sub with and into MICT BVI Sub (hereinafter, the “Merger”), with the result that Tingo Mobile is now wholly-owned by MICT.

Item 8.01	Other Events.

Also on December 1, 2022, the Company issued a joint press release with MICT announcing the closing of the Merger pursuant to the Second Amended Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Safe Harbor and Forward-Looking Statements

This Current Report and exhibits thereto may contain certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint Press release issued on December 1, 2022 by Tingo, Inc and MICT, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: December 5, 2022	By:	/s/ Kenneth Denos
Name: Kenneth Denos
Title: Secretary

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